SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.
                              20549


                             FORM S-8
                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                  VANGUARD CELLULAR SYSTEMS, INC.
      (Exact name of registrant as specified in its charter)

   North Carolina                                   56-1549590
(State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                Identification No.)

                2002 Pisgah Church Road, Suite 300
                 Greensboro, North Carolina  27455
     (Address of Principal Executive Offices)     (Zip Code)

                 VANGUARD CELLULAR SYSTEMS, INC.
       AMENDED AND RESTATED 1994 LONG-TERM INCENTIVE PLAN
                     (Full title of the plan)

              RICHARD C. ROWLENSON, GENERAL COUNSEL
                 Vanguard Cellular Systems, Inc.
                2002 Pisgah Church Road, Suite 300
                Greensboro, North Carolina  27455
             (Name and address of agent for service)

                           (910) 282-3690
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

                                        Proposed       Proposed
Title of                                Maximum        Maximum
Securities                              Offering       Aggregate
to be               Amount to be        Price          Offering       Amount of
registered          Registered          Per Share*     Price*         Registration Fee

Class A             3,000,000 shares    $14.3125       $42,937,500    $13,011.36*
Common Stock,
par value
$.01 per
share


*Pursuant to Rule 457(h), the average of the high and low price of the Class Common Stock as reported on NASDAQ's
National Market System on July 28, 1997 has been used to calculate the amount of the registration fee.

     Approximate date of sale to the public: Upon effectiveness of this Registration Statement.

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                Registration of Additional Shares

  This Registration Statement on Form S-8 covers 3,000,000 additional shares of the Class A Common Stock, par value $.01 per share, (the "Common Stock") of Vanguard Cellular Systems, Inc. (the "Registrant") issuable pursuant to amendments adopted in 1997 to the Registrant's Amended and Restated 1994 Long-Term Incentive Plan (the "Plan"). The contents of the Registrant's Form S-8 Registration Statement (No. 33-53559), previously filed with the Securities and Exchange Commission, are hereby incorporated by reference.
                               2

                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on August 29, 1997.

                       VANGUARD CELLULAR SYSTEMS, INC.


                       By: /s/ Haynes G. Griffin

                           Haynes G. Griffin, Chairman of the Board and Co-Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                              Date


/s/ Haynes G. Griffin         Chairman of the Board,           August 29, 1997
Haynes G. Griffin             Co-Chief Executive Officer
                              and Director

/s/ Stephen R. Leeolou        President, Co-Chief              August 29, 1997
Stephen R. Leeolou            Executive Officer and Director



/s/ L. Richardson Preyer, Jr. Executive Vice President,        August 29, 1997
L. Richardson Preyer, Jr.     Treasurer and Director


/s/ Stephen L. Holcombe        Executive Vice President and     August 29, 1997
Stephen L. Holcombe           Chief Financial Officer (Chief
                              Accounting Officer)

/s/ Doris R. Bray             Director                         August 29, 1997
Doris R. Bray


/s/ Stuart S. Richardson      Director                         August 29, 1997
Stuart S. Richardson


/s/ Robert A. Silverberg      Director                         August 29, 1997
Robert A. Silverberg

/s/ F. Cooper Brantley        Director                         August 29, 1997
F. Cooper Brantley


/s/ L. Richardson Preyer, Sr. Director                         August 29, 1997
L. Richardson Preyer, Sr.


/s/ Robert M. DeMichele       Director                         August 29, 1997
Robert M. DeMichele
                               4


                             EXHIBITS

                        Index to Exhibits


Exhibit
  No.               Description

5         Opinion of Schell Bray Aycock Abel & Livingston
          P.L.L.C.

23(a)     Consent of Arthur Andersen LLP

23(b)     Consent of Prasetio, Utomo & Co.

23(c)     Consent of KPMG Peat Marwick

23(d)     Consent of KPMG Peat Marwick, LLP

23(e)     The consent of Schell Bray Aycock Abel &
          Livingston P.L.L.C. is contained in its opinion filed as Exhibit 5.

*99(a) Amended and Restated 1994 Long-Term Incentive Plan of the Registrant, filed as Exhibit 10(a)(18) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.


*Incorporated by reference to the report indicated
                               5